                                                                  EXHIBIT 10.25


                               PURCHASE AGREEMENT




                                 BY AND BETWEEN




                            THE DOW CHEMICAL COMPANY

                                      AND

                      DOW HYDROCARBONS AND RESOURCES INC.
                                   (SELLERS)



                                      AND



                               DIXIE MARINE, INC.
                                    (BUYER)





                            DATED NOVEMBER 16, 1994

                               TABLE OF CONTENTS

                                                                                                                       Page
ARTICLE I        Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         1.1.    Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2.    Acquired Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.3.    Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.4.    Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.5.    Excluded Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.6.    Transportation Services Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.7.    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.8.    Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.9.    Trips in Progress Payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.10.   Inspection of Vessels - Cost of Repair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.11.   Inspection of Additional Dow Chartered Vessels . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.12.   Disclaimer Regarding Acquired Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE II       Representations and Warranties of Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         2.1.    Due Organization of Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.2.    Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3.    Authority for Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4.    Title to Dow Vessels . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.5.    Charters and Dow Chartered Vessels; Additional Dow Charters and Additional Dow Chartered Vessels . . .  10
         2.6.    Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.7.    Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.8.    Hart-Scott-Rodino  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.9.    Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.10.   Litigation and Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.11.   Information Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.12.   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE III  Representations and Warranties of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.1.    Due Organization of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.2.    Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.3.    Authority for Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.4.    Hart-Scott-Rodino  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.5.    Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.6.    Independent Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





                                      (i)
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
ARTICLE IV  Covenants of Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         4.1.    Discharge of Excluded Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.2.    Operations Prior to Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.3.    Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.4.    Access to Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.5.    Termination of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.6.    Update of Sellers' Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V        Covenants of Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         5.1.    Termination of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.2.    Update of Buyer's Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VI  Conditions To Obligations of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         6.1.    Compliance with Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.2.    Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.3.    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.4.    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.5.    Governmental Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.6.    Approval of Kirby  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.7.    Dow Chartered Vessels  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.8.    Termination of Existing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.9.    Approval of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VII  Conditions To Obligations of Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         7.1.    Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.2.    Compliance with Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.3.    Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.4.    Governmental Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.5.    Approval of Dow Chemical and DHRI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.6.    Termination of Existing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.7.    Approval of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VIII  The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         8.1.    The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.2.    Time, Date and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.3.    Transfer of Title; Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.4.    Buyer's Obligation at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.5.    Sellers' Obligation at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





                                      (ii)

ARTICLE IX  Actions After Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         9.1.    Additional Dow Chartered Vessels . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.2.    Further Conveyances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.3.    Further Consents to Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.4.    Books and Records; Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.5.    Redocumentation of Vessels . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.6.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.7.    Employees of Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.8.    Purchase of Dow Chartered Vessels  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE X  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         10.1.   Indemnification by Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.2.   Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.3.   Indemnity Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.4.   Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE XI  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         11.1.   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.2.   Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.3.   Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XII  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         12.1.   Proration of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.2.   Sales Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.3.   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.4.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.5.   Assignment and Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         12.6.   Interpretation of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         12.7.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         12.8.   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         12.9.   Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         12.10.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.11.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.12.  Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.13.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.14.  Letter of Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29





                                     (iii)
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
EXHIBITS
- --------
1.1(a)           Charters and Dow Chartered Vessels

1.1(b)           Dow Vessels

1.1(g)           Additional Charters and Additional Dow Chartered Vessels

1.2(a)           Spare Parts

1.3(a)           Form of Sublease (Charters)

1.3(b)           Form of Assignment (Charters)

1.3(c)           Form of Additional Assignment (Charters)

1.6              Transportation Services Contract

1.9(c)           Example of Trips in Progress Payable Calculation

8.4(a)           Buyer's Closing Certificate

8.5(a)           Sellers' Closing Certificates

8.5(b)           Form of Bill of Sale





                                      (iv)

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT is entered into as of the 16th day of November, 1994, by THE DOW CHEMICAL COMPANY, a Delaware corporation, and DOW HYDROCARBONS AND RESOURCES INC., a Delaware corporation (collectively the "SELLERS," individually a "SELLER" and respectively, "DOW CHEMICAL" and "DHRI"), and DIXIE MARINE, INC., a Delaware corporation (the "BUYER" or "DIXIE MARINE").

                                  WITNESSETH:

         WHEREAS, Sellers are engaged in the business of manufacturing and processing industrial chemicals and in connection therewith own and charter or lease certain inland marine transportation equipment which is used to transport raw material and finished products; and

         WHEREAS, Buyer is engaged in the marine transportation business including the transportation of bulk liquid industrial chemicals along the inland waterways of the United States; and

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase in accordance with the terms hereof, substantially all of the inland marine transportation equipment owned by Sellers; and

         WHEREAS, with respect to the inland marine transportation equipment chartered or leased by Sellers, Sellers and Buyer have agreed that either (i) the inland marine transportation equipment will (with the consent, if necessary, of the owner of such vessels) be assigned and assumed by Buyer or subleased to Buyer, or (ii) Buyer will, with agreement of the Sellers and the owner of such vessels, purchase such vessels and terminate the existing charter or lease with Sellers; and

         WHEREAS, Buyer agrees to pay to Sellers the Purchase Price hereinafter provided for; and

         WHEREAS, in conjunction with the sale and assignment or sublease, Dow Chemical and Dixie Marine will enter into a Transportation Services Contract whereby Dixie Marine and certain of its affiliates will provide inland marine transportation services to Dow Chemical and certain of its affiliates.

                                 NOW THEREFORE:

         In consideration of the mutual covenants herein contained, the Sellers and the Buyer agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

         1.1. TRANSACTION. On and subject to the terms and conditions of this Agreement, prior to the Closing Date:

                 (a) Sellers and Buyer and the respective owners of the 31 inland tank barges and two tow boats, which are chartered or leased to Sellers and listed in EXHIBIT 1.1(A) (hereinafter referred to as the "DOW CHARTERED VESSELS") will negotiate the possible purchase of the Dow Chartered Vessels by Buyer; and, if any of the Dow Chartered Vessels are to be purchased, will enter into an Amendment to this Agreement specifying which Dow Chartered Vessels will be purchased and the terms thereof;

on the Closing Date:

                 (b) Buyer will purchase from the Sellers, and the Sellers will sell and deliver to Buyer, all of the 65 inland tank barges, one river tow boat and two shifting boats listed in EXHIBIT 1.1(B) (hereafter referred to as the "DOW VESSELS") free and clear of any liens, claims or encumbrances;

                 (c) Sellers will, subject to the consent, if necessary, of the owners, (i) sublease to Buyers such of the Dow Chartered Vessels as Sellers and Buyer agree to sublease, and (ii) assign and transfer to Buyer such of the Charters and the interest in the Dow Chartered Vessels as Buyer and Sellers agree to assign, in either case, except such, if any, as shall be purchased and acquired by Buyer pursuant to SECTION 1.1(D); provided, however, all of the Dow Chartered Vessels in EXHIBIT 1.1(A) shall be either sold to Buyer pursuant to SECTION 1.1(D) or assigned or subleased to Buyer pursuant to this SECTION 1.1(C);

                 (d) Buyer will purchase from (i) Sellers, or (ii) the owners thereof, in either case subject to the consent of such owners, such of the Dow Chartered Vessels as Sellers and Buyer shall have agreed will be purchased by Buyer;

                 (e)      Buyer will pay to Sellers the Purchase Price;

                 (f) Dixie Marine and Dow Chemical will enter into the Transportation Services Contract (hereinafter defined); and

on or after the Closing Date:

                 (g) subject to the provisions of SECTION 1.11, Sellers will, subject to the consent, if necessary, of the owners assign and transfer to Buyer such of the Additional Dow Charters (hereinafter defined) with respect to the seven barges and two boats listed in EXHIBIT 1.1(G) (hereinafter referred to as the "ADDITIONAL DOW CHARTERED VESSELS") as Buyer shall accept following the inspection referred to in SECTION 1.11.

Notwithstanding the consummation of such transaction, Sellers will retain the Excluded Assets and will continue to be and will remain directly and solely responsible for the payment, performance or discharge, as the case may be, of all of the Excluded Liabilities. Buyer shall assume all of the Assumed Liabilities.

         It is expressly intended that the provisions of this Agreement shall not confer any rights of a third party beneficiary on any person.

         1.2. ACQUIRED ASSETS. For purposes hereof, the term "ACQUIRED ASSETS" means all of the following Assets:

                 (a) The Dow Vessels together with all of their tackle, equipment, fuel on board at the Closing Time (hereinafter defined) and spare parts, whether related to the Dow Vessels or Dow Chartered Vessels, listed in EXHIBIT 1.2(A) less those spare parts used for the Vessels from the date of EXHIBIT 1.2(A) until the Closing Time.

                 (b) Such of the Dow Chartered Vessels as may be purchased by Buyer from the owner thereof with the consent of Sellers or Sellers buy from the owner with the consent of the owner and sell to Buyer (at agreeable price and terms), together with all of their tackle, equipment, and fuel on board at the Closing Time for the respective Dow Chartered Vessels purchased.

                 (c) The interest of Sellers, and all rights appurtenant thereto, as charterer or lessee, in those charters or leases identified on EXHIBIT 1.1(A) (the "CHARTERS") of Dow Chartered Vessels as may be assigned or subleased by Sellers to Buyer with the consent of the owner, if required pursuant to the terms of the respective Charter, subject to the terms of any such assignment or sublease, together with all tackle, equipment and fuel on board at the Closing Time for the respective Dow Chartered Vessels assigned or subleased.

The Dow Vessels and the Dow Chartered Vessels are herein collectively referred to as the "VESSELS."

                 (d) The interest of Sellers, and all rights appurtenant thereto, as charterer or lessee, in those charters or leases identified on EXHIBIT 1.1(G) (the "ADDITIONAL DOW CHARTERS") of Additional Dow Chartered Vessels as may be accepted by Buyer following the inspection provided for in SECTION 1.11 and assigned by Sellers to Buyer with the consent of the owner, if required pursuant to the terms of the respective Additional Dow Charters, subject to the terms of any such assignment, together with all tackle, equipment and fuel on board at the Closing Time for the respective Additional Dow Chartered Vessels assigned.

         1.3. ASSUMED LIABILITIES. For the purposes hereof, the term "ASSUMED LIABILITIES" means only (i) the liabilities and obligations of Buyer under or pursuant to this Agreement; (ii) the liabilities and obligations of Buyer under or pursuant to the Assignments or Subleases which accrue or relate to events or occurrences after the Closing Time and to be evidenced by either Sublease in the form attached hereto as EXHIBIT 1.3(A) (the "SUBLEASE") or Assignment in the form attached hereto as EXHIBIT 1.3(B) (the "ASSIGNMENT");
(iii) all the liabilities, debts and obligations regarding ownership and operation of the Dow Vessels and such of the Dow Chartered Vessels purchased by Buyers which accrue or relate to events or occurrences after the Closing Time; and (iv) the liabilities and obligations of Buyer under or pursuant to the Additional Assignment which accrue or relate to events or occurrences after the Delivery Time (hereinafter defined) and to be evidenced by Additional Assignment in the form attached hereto as EXHIBIT 1.3(C) (the "ADDITIONAL ASSIGNMENT").

         1.4. EXCLUDED ASSETS. For the purposes hereof, the term "EXCLUDED ASSETS" means all property and assets of Sellers except the Acquired Assets.

         1.5. EXCLUDED LIABILITIES. For the purposes hereof, the term "EXCLUDED LIABILITIES" means all debts, liabilities and obligations to any party and of whatsoever kind and character related to the Acquired Assets which accrue or are related to events or occurrences (i) prior to the Closing Time with respect to the Vessels and prior to the Delivery Time with respect to the Additional Dow Chartered Vessels other than (a) the obligations of Buyer under any other agreement than this Agreement or other Buyer debt or obligation related to the Acquired Assets or otherwise which accrue or are related to events or occurrences prior to the Closing Time, with respect to the Vessels and prior to the Delivery Time with respect to the Additional Dow Chartered Vessels, and/or (b) the Assumed Liabilities, and (ii) after the Closing Time, regarding Dow Chartered Vessels not purchased by Buyer hereunder, other than the Assumed Liabilities or the obligations of Buyer under any other agreement than this Agreement or other Buyer debt or obligation.

         The Excluded Liabilities, include, but are not limited to, all liabilities and obligations of Sellers to their employees, including collective bargaining agreements, plant closing laws, workmen's compensation, employee benefits and obligations arising under Sections 162(k) or 4980(B) of the Internal Revenue Code of 1986, as amended (the "CODE") and Sections 601 through 608 of ERISA (collectively "COBRA").

         1.6. TRANSPORTATION SERVICES CONTRACT. In conjunction with the Sale of the Dow Vessels and the assignment of the Charters for the Dow Chartered Vessels, at the Closing Dow Chemical and Dixie Marine shall enter into a Transportation Services Contract (the "TRANSPORTATION CONTRACT") in the form attached hereto as EXHIBIT 1.6.

         1.7. PURCHASE PRICE. The total purchase price (the "PURCHASE PRICE") shall be $24,030,543, subject to adjustment as provided in SECTIONS 1.1(A), 1.1(D), 1.10(C), 1.10(D) and

8.3 of this Agreement, and shall be payable by Buyer to Dow Chemical, for itself and DHRI, in immediately available funds at Closing by wire transfer to the following bank account:

                                  CitiBank, N.A.
                                  New York, New York
                                  ABA 021000089
                                  Account of:      Dow Hydrocarbons and
                                                    Resources Inc.
                                                   #40513038
                                  Reference:       Barge Sale

         1.8. ALLOCATION OF PURCHASE PRICE. The parties agree that the $24,030,543 Purchase Price shall be allocated for tax purposes (and adhered to by Sellers and Buyer) among the various assets and rights transferred or granted hereunder as indicated on EXHIBIT 1.1(B). If the Buyer purchases any of the Dow Chartered Vessels, the Purchase Price shall be allocated as provided in the Amendment to this Agreement provided for in SECTION 1.1(A).

         1.9. TRIPS IN PROGRESS PAYABLE. Sellers will pay to Buyer, by check or wire transfer as directed, within thirty (30) days after final determination, Trips in Progress Payable as of the Closing Time determined as follows:

                 (a) Determination - For purposes of this SECTION 1.9, the following terms will have the meanings set forth below:

                       (i) "VESSEL" shall mean any tankbarge included in the Acquired Assets other than a tankbarge operating under a daily rate effective as of the Closing Time pursuant to the Transportation Services Contract between the parties hereto.

                      (ii) "TRIPS IN PROGRESS PAYABLE" will be the aggregate amount of Net Revenue for all Vessels engaged in a Trip in Progress, the Net Revenue for each of which such Trips in Progress shall be a positive amount or zero, whichever is greater.

                     (iii) "TRIPS IN PROGRESS" shall mean all trips in which a Vessel is engaged at the Closing Time which began before the Closing Time and end after the Closing Time. A trip shall be deemed to begin when the Vessel completes loading and deemed to end after the Vessel is discharged and returned to the original load port or next load port.

                      (iv) "GROSS REVENUE" shall be separately determined for each Trip in Progress and is revenue that would be earned by a Vessel if the Trip in Progress were performed pursuant to the Transportation Services Contract, less allowance for tankermen and free time for Vessels engaged in a Trip in Progress where there will be no cargo transfer after the Closing Time but before the end of the Trip in Progress, multiplied by a fraction, the numerator of which is the mileage of the Trip in Progress performed subsequent to the Closing Time and the denominator of which is the total mileage of the Trip in Progress.

                      (v) "TOWAGE IN PROGRESS EXPENSE" shall mean that portion of expense for towage services being provided a Vessel engaged in a Trip in Progress which commence prior to the Closing Time and end after the Closing Time determined by multiplying the actual cost for such towage services by a fraction, the numerator of which is the mileage the Vessel is towed subsequent to the Closing Time and the denominator of which is the total mileage the Vessel is towed.

                      (vi) "NET REVENUE" shall mean Gross Revenue attributable to the Trip in Progress less Towage in Progress Expense attributable to such Trip in Progress.

                 (b) Buyer shall prepare and submit to Sellers a Trips In Progress Payable Statement within thirty (30) days after the Closing Date, setting forth the computation of the Net Revenue from Trips in Progress. Following receipt of the Trips in Progress Payable Statement, Sellers will be afforded a period of fifteen (15) days to review such Statement. At or before the end of that period, the Sellers will either: (A) accept such Trips in Progress Payable Statement in its entirety, in which case the Trips in Progress Payable will be deemed to be as set forth on such statement; or (B) deliver to Buyer written notice and a detailed written explanation of those items in such Trips in Progress Payable Statement which Sellers dispute. Within a further period of fifteen (15) days from the end of the aforementioned review period, the parties will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to Deloitte & Touche, Houston, Texas, office. The decision of such accounting firm shall be final and binding on the parties.
         Any cost of such accounting firm engaged to arbitrate such dispute shall be borne equally by Sellers and Buyer.

                 (c) Attached hereto as EXHIBIT 1.9(C) is an example of a Trips in Progress Payable calculation.

         1.10.   INSPECTION OF VESSELS - COST OF REPAIR.

                 (a) Buyer shall have the right prior to the Closing Date to conduct an inspection of any or all of the Dow Vessels, including but not limited to a drydocking survey; provided that such inspection shall not unduly interfere with Sellers' operations or other commitments. Buyer and Sellers agree to cooperate with each other in scheduling Vessels for inspection. Any drydocking survey shall be conducted at facilities mutually acceptable to Sellers and Buyer; and the cost of the drydocking shall be borne by Sellers if in the ordinary course of business and by Buyer if drydocked solely at its request.

                 (b) Prior to the Closing Date each Dow Chartered Vessel shall be drydocked and inspected by a mutually acceptable independent marine surveyor. Buyer and Sellers agree to cooperate with each other in scheduling Dow Chartered Vessels for inspection. Such drydocking survey shall be conducted at facilities mutually acceptable to Sellers and Buyer; and the cost of the drydocking and inspection shall be paid by Sellers.

                 (c) If Buyer's inspection of any Vessel (other than the five (5) vessels described on EXHIBIT 1.1(B) as being without a current Certificate of Inspection which shall be "as is, where is"), discloses casualty-related damage, or conditions or deficiencies that then impair the Vessel's Certificate of Inspection, or, with respect to the Dow Chartered Vessels, any condition which requires repair or remediation on the part of Sellers were the Charter relative to such Vessel to be terminated at the time of such inspection, the reasonable cost of repairing such damage, condition, or deficiency shall be the responsibility of Sellers and shall be deducted from the purchase price payable by Buyer at the Closing. If the Purchase Price is reduced to pay any cost of repair, the Sellers shall have no further responsibility for making or paying for such repairs. Sellers shall not be responsible for a repair cost that is less than $5,000 for any one Vessel. In the event Sellers shall complete and pay for any such repairs prior to Closing, no deduction shall be made from the Purchase Price. In the event of a dispute between Buyer and Sellers as to the condition of any Vessel or its cost of repair, the parties shall retain John Bencal Surveyors, or, if he is not available another mutually acceptable independent marine surveyor, to resolve the dispute and shall be bound by his determination; and the cost of such surveyor shall be shared equally by Buyer and Sellers. If any such dispute cannot be resolved prior to the Closing Date, the parties shall close on the basis of the unadjusted Purchase Price; and Sellers shall promptly repay to the Buyer the amount of any adjustment determined by such a surveyor. With respect to the five (5) vessels without a current Certificate of Inspection, such vessels are sold "AS IS" "WITH ALL FAULTS," as further expressed in SECTION 1.11, and without a Certificate of Inspection, notwithstanding anything stated in this Agreement to the contrary.

                 (d) If any of the Vessels suffer any (i) casualty-related damage, (ii) conditions or deficiencies that then impair the Vessel's Certificate of Inspection, or (iii) with respect to Dow Chartered Vessels, conditions or deficiencies which would require repair or remediation by Seller pursuant to the Charters, manifest between the date on which Buyer inspected such Vessel, or, if Buyer did not inspect such Vessel, the date of this Agreement, and the Closing Time on the Closing Date, Sellers shall be responsible for the cost of repairing such damage to the extent that the repair cost for any one Vessel plus any cost for the same Vessel referred to in SECTION 1.10(C) exceeds $5,000. Any dispute as to the cost of repair shall be resolved in the manner prescribed in SECTION 1.10(C). If any such repair costs are paid by Sellers, there shall be no reduction in the Purchase Price, and Sellers shall have no further responsibility for making or paying for such repairs.

         1.11.   INSPECTION OF ADDITIONAL DOW CHARTERED VESSELS.

                 (a) On or after the Closing Date each Additional Dow Chartered Vessel shall be drydocked and inspected by a mutually acceptable independent marine surveyor, Buyer and Sellers agree to cooperate with each other in scheduling Additional Dow Chartered Vessels for inspection. Such drydocking survey shall be conducted at facilities mutually acceptable to Sellers and Buyer; and the cost of the drydocking and inspection shall be paid by Sellers.

                 (b) If Buyer's inspection of any Additional Dow Chartered Vessel discloses no casualty-related damage, or conditions or deficiencies that then impair the vessel's Certificate of Inspection, or any condition which requires repair or remediation on the part of Sellers were the Additional Dow Charter relative to such vessel to be terminated at the time of such inspection, Buyer shall accept such Additional Dow Chartered Vessel and the Additional Dow Charter with respect to such vessel shall be assigned to Buyer by Seller as provided in this Agreement. The date and time of completion of such inspection and acceptance by Buyer shall be the "Delivery Time" with respect to such vessel so accepted.

                 (c) If Buyer's inspection of any Additional Dow Chartered Vessel discloses casualty-related damage, or conditions or deficiencies that then impair the vessel's certificate of inspection, or any condition which requires repair or remediation on the part of Sellers were the Additional Dow Charter relative to such vessel to be terminated at the time of such inspection, Buyer shall not be required to accept such Additional Dow Chartered Vessel and the Additional Dow Charter with respect to such Vessel shall not be assigned to Buyer and such Additional Dow Chartered Vessel and the Additional Dow Charters shall not be a part of the Acquired Assets.

         1.12. DISCLAIMER REGARDING ACQUIRED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN AGREEMENTS AND DOCUMENTS EXECUTED AND DELIVERED

PURSUANT TO THIS AGREEMENT, BUYER ACKNOWLEDGES THAT SELLERS HAVE NOT MADE, AND SELLERS HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF THE ACQUIRED ASSETS (AS DEFINED HEREIN) INCLUDING, WITHOUT LIMITATION, ANY FACILITY, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE ACQUIRED ASSETS, INCLUDING, WITHOUT LIMITATION, (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(D) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (E) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (F) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, AND (G) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH IT BEING THE EXPRESS INTENTION OF BUYER AND SELLERS THAT (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT) THE ACQUIRED ASSETS SHALL BE CONVEYED TO BUYER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND BUYER REPRESENTS TO SELLERS THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE ACQUIRED ASSETS (AS DEFINED HEREIN) AS BUYER DEEMS APPROPRIATE AND BUYER WILL ACCEPT THE ACQUIRED ASSETS (AS DEFINED HEREIN) AS IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, make the following representations and warranties to the Buyer, all of which shall survive the closing and any investigation made by Buyer:

         2.1. DUE ORGANIZATION OF SELLERS. Dow Chemical is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and DHRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DHRI is a wholly owned subsidiary of Dow Chemical.

         2.2. POWER AND AUTHORITY. Sellers have full power and authority to own their assets and to conduct their business as now owned and conducted. Sellers and, to Sellers' knowledge, each of the owners of the Dow Chartered Vessels and Additional Dow Chartered Vessels are (and have been during the period of ownership of a Vessel) citizens of the United States of America as defined in Section 2 of the Shipping Act of 1916, as amended.

         2.3. AUTHORITY FOR AGREEMENT. Sellers have full power and authority to execute and deliver this Agreement, to enter into the Transportation Services Contract (providing that Dixie Marine will provide inland marine transportation services to Dow Chemical and certain of its affiliates as provided therein), and to carry out their obligations hereunder, including, without limitation, approval by each of Sellers' Boards of Directors and, if necessary, DHRI's stockholders. This Agreement and all documents required by this Agreement constitute the valid and legally binding obligations of the Sellers, enforceable against the Sellers in accordance with their terms.

         2.4. TITLE TO DOW VESSELS. The party indicated on EXHIBIT 1.1(B) as "OWNER" (either Dow Chemical or DHRI) has good and marketable title to the Dow Vessel indicated, free and clear of all liens and encumbrances.

         2.5. CHARTERS AND DOW CHARTERED VESSELS; ADDITIONAL DOW CHARTERS AND ADDITIONAL DOW CHARTERED VESSELS. A true and complete copy of each of the Charters and Additional Dow Charters (including all amendments) has been furnished to Buyer. Each such Charter and Additional Dow Charter is in full force and effect, and neither Dow Chemical or DHRI is in default under the Charter or the Additional Dow Charter, and Dow Chemical and/or DHRI is entitled to possess and operate each Dow Chartered Vessel and Additional Dow Chartered Vessels. Sellers have fully performed all of their respective obligations under the Charters and Additional Dow Charters, and Sellers, to the best of their knowledge, are not aware of any fact or condition that would, with notice or lapse of time, or both, constitute a breach of any of the Charters or Additional Dow Charters. To the knowledge of Sellers, the party designated on
EXHIBIT 1.1(A) as Owner of each of the Dow Chartered Vessels or on EXHIBIT 1.1(C) as owner of each of the Additional Dow Chartered Vessels, has good and marketable title to the Vessel indicated, free and clear of all liens and encumbrances.

         2.6. DOCUMENTATION. Each Dow Vessel, other than (i) the five (5) vessels which are identified in EXHIBIT 1.1(B) hereto as being without Certificate of Inspection, and (ii) the Leviticus, Pacesetter and Old Push, each Dow Chartered Vessel other than the Delta Diamond 9 and Delta Diamond 10, and each Additional Dow Chartered Vessel, other than the Miss Polly and Miss Rachael, has a valid U.S. Coast Guard Certificate of Inspection and each Dow Vessel and, to the knowledge of Sellers, each Dow Chartered Vessel and each Additional Dow Chartered Vessel is qualified under the laws of the United States to engage in the coastwise trade.

         2.7. APPROVALS. Except for (i) compliance with Hart-Scott-Rodino (as herein defined), and (ii) where required by a Charter, or Additional Dow Charter, the consent of the owner of a Dow Chartered Vessel or Additional Dow Chartered Vessel, to the knowledge of Sellers, no further consents or approvals of any third party or governmental authority is required in connection with the transaction.

         2.8. HART-SCOTT-RODINO. The filing made by Dow Chemical pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder ("HART-SCOTT-RODINO") is true and complete and complies with Hart-Scott- Rodino and early termination has been granted.

         2.9. LEGAL COMPLIANCE. Each of Sellers is in material compliance with all applicable laws, regulations, orders, permits and licenses relating to the Vessels and Additional Dow Chartered Vessels and the execution and performance of this Agreement will not result in a material breach of or constitute a material default or violation under any law, regulation, order, permit, licenses, charter, bylaw, contract or other document to which any Seller is a party or to which any of the Acquired Assets are subject.

         2.10.   LITIGATION AND ENVIRONMENTAL.

                 (a) There is no material litigation, governmental investigation or other proceeding pending or, to the best information, knowledge and belief of the Sellers threatened against Sellers or relating to the Acquired Assets.

                 (b) To the knowledge of Sellers, neither of Sellers has incurred any liability, actual or contingent, known or unknown, arising under or as a result of any violation of any Environmental Laws (hereinafter defined) in connection with the ownership and operation of any of the Acquired Assets nor has any event occurred, nor does any circumstance, condition or fact exist, which would give rise to any claim against Buyer or the Acquired Assets after transfer thereof to Buyer pursuant to this Agreement. The term "ENVIRONMENTAL LAWS" shall mean, to the extent applicable, with respect to the Acquired Assets: (a) the following federal laws as they may be cited, referenced and amended from time to time: the Oil Pollution Act of 1990, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Endangered Species Act, the Resource Conservation and Recovery Act ("RCRA"), the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Control Act, the Superfund Amendment and Reauthorization Act ("SARA");
         (b) any rules or regulations promulgated under or adopted pursuant to the above federal laws; and (c) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Materials, For purposes of the preceding sentence, the term "HAZARDOUS MATERIALS" shall mean any "HAZARDOUS WASTE" as defined by RCRA, as amended from time to time, and regulations promulgated thereunder, any "HAZARDOUS SUBSTANCE" as defined by CERCLA, as amended from time to time, and regulations promulgated thereunder, and any substance the presence of which on the Acquired Assets is prohibited by any rules and regulations of legally constituted authorities from time to time in force and effect relating to the Acquired Assets, but shall not include any commodities, supplies, or materials transported on a Vessel or any residues or slops containing residues of commodities or materials previously transported on a Vessel.

         2.11. INFORMATION FURNISHED. The written information furnished by Sellers to Buyer regarding volume, types of cargo and frequency of 1992 liquid tank barge shipments is not misleading in any material respect and similar information regarding estimated future shipments of Sellers in 1995 is a good faith estimate of Sellers.

         2.12. EMPLOYEE MATTERS. Buyer shall have no obligation as to future employment to any past or current employee of Sellers, and consummation of the transaction will not impose on Buyer any obligation to recognize any collective bargaining union or group representing any of Sellers' employees.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to the Sellers, all of which shall survive the Closing and any investigation made by Sellers as follows:

         3.1. DUE ORGANIZATION OF BUYER. Dixie Marine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2. POWER AND AUTHORITY. Buyer has full power and authority to own the assets to be acquired and to conduct their business as now conducted; and it is a citizen of the United States of America as defined in Section 2 of the Shipping Act of 1916, as amended.

         3.3. AUTHORITY FOR AGREEMENT. Buyer has full power and authority to execute and deliver this Agreement and the Transportation Services Contract and to carry out its obligations hereunder and thereunder, including, without limitation, approval by Buyer's Board of Directors. This Agreement and all documents to be delivered by Buyer pursuant to this Agreement constitute valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms.

         3.4. HART-SCOTT-RODINO. The filing made by Kirby Corporation, parent of Dixie Marine, pursuant to Hart-Scott-Rodino is true and complete and complies with Hart-Scott-Rodino and early termination has been granted.

         3.5. APPROVALS. Except for (i) compliance with Hart-Scott-Rodino (as herein defined), and (ii) where required by a Charter or Additional Dow Charter, the consent of the owner of a Dow Chartered Vessel or Additional Dow Chartered Vessel, to the knowledge of Buyer, no further consents or approvals of any third party or governmental authority is required in connection with the transaction.

         3.6. INDEPENDENT INVESTIGATION. Buyer represents and acknowledges that it is knowledgeable of the business of operating barges and towboats in the inland waterways of the United States and that it has had access to the Acquired Assets, the officers and employees of Sellers and the books, records and files of Sellers relating to the Acquired Assets and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied on the basis of its own independent due diligence investigation of the Acquired Assets and upon the representations and warranties made in ARTICLE II and the covenants and agreements of Sellers contained in this Agreement or in agreements and documents executed and delivered pursuant to this Agreement. Accordingly, Buyer acknowledges that Sellers have not made, and Sellers hereby expressly disclaim and negate any representation or warranty (other than those express representations and warranties made in ARTICLE II and the covenants and agreements of Sellers contained in this Agreement or in agreements and documents executed and delivered pursuant to this Agreement), express, implied, at common law, by statute or otherwise, relating to the Acquired Assets. Inasmuch as Buyer has or will perform its due diligence, the representations and warranties of the Sellers herein are subject to the correctness of Sellers' and Buyer's understanding and agreement that Buyer does not have knowledge of any laws, facts or circumstances which would make any representation and warranty of the Seller expressed herein incorrect.

                                   ARTICLE IV

                              COVENANTS OF SELLERS

         Sellers covenant and agree as follows:

         4.1. DISCHARGE OF EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Sellers shall discharge or be responsible for all Excluded Liabilities of Sellers relating to the Acquired Assets.

         4.2.    OPERATIONS PRIOR TO CLOSING.

                 (a) From the date hereof to the Closing Date, Sellers will not, without the prior written consent of Buyer:

                      (i) enter into any discussion or negotiations or enter into any transaction that would interfere with the consummation of the sale of the Acquired Assets or the entering into of the Transportation Contract;

                     (ii) sell, transfer or dispose of any of the Acquired Assets except in the ordinary course of business;

                    (iii) subject any of the Acquired Assets to a lien or other encumbrance; and

                 (b) From the date hereof to the Closing Date, Sellers will:


                      (i) operate and maintain the Acquired Assets prudently in accordance with industry standards;

                     (ii) promptly notify Buyer of any notice or claim of default or breach by any of them, or of any termination or cancellation, or threat of termination or cancellation of any of the Charters or other agreement relating to the Acquired Assets;

                    (iii) promptly notify Buyer of the loss of or damage to any of the Acquired Assets owned by them;

                     (iv) promptly notify Buyer of any claim or litigation, threatened or instituted, or any other material event or occurrence, relating to or affecting any of the Acquired Assets owned by them;

                      (v) with regard to the Acquired Assets, promptly notify Buyer of any material act, event, condition or circumstance that might give rise to a claim by any governmental agency or third party for damages or other relief relating to pollution, spill, discharge or any environmental occurrence; and

                     (VI) comply in all material respects with all applicable laws, rules, regulations and orders of all federal, state and local governments or governmental agencies affecting or relating to the Acquired Assets owned by them.

         4.3. DUE DILIGENCE. Sellers will cooperate with Buyer in Buyer's investigation of the Acquired Assets and authorizes Buyer, when accompanied by a representative of Sellers, to discuss the proposed transaction with Sellers' charterers, suppliers, governmental officials, and employees.

         4.4. ACCESS TO BOOKS AND RECORDS. Buyer and its authorized representatives shall have free and full access to the Acquired Assets and all books and records of Sellers relating to the Acquired Assets and to the operations of Sellers relating to the Acquired Assets, and may contact Sellers' employees for such purposes, provided that such access shall not unreasonably interfere with the operations of Sellers and shall be subject to (i) safety and security procedures of Sellers and (ii) information regarding third parties which Sellers are required to keep confidential.

         4.5. TERMINATION OF AGREEMENTS. Sellers agree to the termination of the agreements referred to in SECTION 5.1 below.

         4.6. UPDATE OF SELLERS' REPRESENTATIONS AND WARRANTIES. If necessary in order to make them true and correct as of the Closing Time, prior to the Closing, Sellers will furnish to Buyer written update to, and revisions of, its representations and warranties contained in ARTICLE II.

                                   ARTICLE V

                               COVENANTS OF BUYER

         Buyer covenants and agrees as follows:

         5.1. TERMINATION OF AGREEMENTS. Prior to the Closing Buyer will obtain written consents and agreements from the parties named below for the termination of the agreements referred to below between Sellers and Buyer or such other parties, such other termination to be effective not later than the Closing Time:

                 DATE                      PARTY                    TYPE OF AGREEMENT
                 ----                      -----                    -----------------
         August 1, 1989           Chotin Carriers, Inc.             Bareboat Charter
                                  (Successor to                     (Barge SC 1904)
                                  Scott Chotin, Inc.)
         January 25, 1991         Chotin Carriers, Inc.             Bareboat Charter
                                  (Successor to                     (Barge SC 1905)
                                  Scott Chotin, Inc.)
         July 10, 1994            Western Towing Company            Towing Contract
         July 10, 1994            Western Towing Company            Time Charter (M/V Aransas)
         July 10, 1994            Western Towing Company            Time Charter (M/V Palomino)

         5.2. UPDATE OF BUYER'S REPRESENTATIONS AND WARRANTIES. If necessary in order to make them true and correct as of the Closing Time, prior to the Closing Buyer will furnish to Sellers written update to and revisions of its representations and warranties contained in ARTICLE III.

                                   ARTICLE VI

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement are, at the option of Buyer, subject to the satisfaction of each of the following conditions at or prior to the Closing:

         6.1. COMPLIANCE WITH COVENANTS. All of the terms, covenants and conditions of this Agreement, including sublease or assignment and transfer of the Acquired Assets, and the execution and delivery of the Subleases or Assignments and the Transportation Services Contract, to be complied with or performed by Sellers at or before the Closing Date shall have been duly complied with and performed.

         6.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers set forth in ARTICLE II hereof, as updated and revised as provided in SECTION 4.6, shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects. Buyer shall have received a certificate of a duly authorized officer, or other representative of Sellers, dated the Closing Date, confirming the continuing accuracy of such representations and warranties.

         6.3. NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in Acquired Assets (including loss or damage to Vessels) or financial condition of any of the Sellers since the date of this Agreement and there has been no occurrence that has or might in the future result in any material change in the inland bulk liquid transportation requirements of Sellers.

         6.4. CONSENTS. All required consents or approvals of third parties, including owners of the Dow Chartered Vessels and any regulatory authority, necessary for the performance of this Agreement by Sellers shall have been delivered to Buyer in substance satisfactory to Buyer and shall not have been withdrawn or revoked.

         6.5. GOVERNMENTAL ACTION. There shall be no pending or threatened action by any regulatory authority to prevent the purchase and sale of the assets contemplated by this Agreement.

         6.6. APPROVAL OF KIRBY. The Board of Directors of Kirby Corporation, the parent of Dixie Marine, shall have authorized and approved this transaction and shall have authorized Dixie Marine to enter into this Agreement.

         6.7. DOW CHARTERED VESSELS. Buyer shall have reached agreements with the owners of the Dow Chartered Vessels which Buyer is satisfied, in its judgment, will allow Buyer to have available to it, through purchase, sublease or assignment, all of the Dow Chartered Vessels. Buyer shall be satisfied that the party designated as owner of any Dow Chartered Vessel does, in fact, own such Dow Chartered Vessel free and clear of any lien, claims or encumbrances.

         6.8. TERMINATION OF EXISTING AGREEMENTS. The agreements referred to in SECTION 5.1 shall have been terminated.

         6.9. APPROVAL OF CHANGES. If Sellers shall have updated and revised its representations and warranties prior to the Closing as provided in
SECTION 4.6, Buyer, at its sole discretion, shall have approved and accepted in writing all material changes, if any, made by Sellers in its representations and warranties set forth in ARTICLE II.

                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLERS

         The obligations of Sellers under this Agreement are, at the option of Sellers, subject to the satisfaction of each of the following conditions:

         7.1. PAYMENT. At Closing, Buyer shall pay and deliver to Seller the Purchase Price in accordance with SECTION 1.7 hereof.

         7.2. COMPLIANCE WITH COVENANTS. All the terms, covenants and conditions of this Agreement, including sublease and transfer of the Acquired Assets, the execution and delivery of the Subleases or Assignments and Transportation Services Contract, to be complied with or performed by Buyer at or before the Closing Date shall have been duly complied with and performed.

         7.3. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in ARTICLE III hereof, as updated and revised as provided in SECTION 5.2, shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects. Sellers shall have received a certificate of the President or a Vice President of Buyer dated the Closing Date, confirming the continuing accuracy of such representations and warranties.

         7.4. GOVERNMENTAL ACTION. There shall be no pending or threatened action by any regulatory authority to prevent the purchase and sale of the acquired Assets contemplated by this Agreement.

         7.5. APPROVAL OF DOW CHEMICAL AND DHRI. The Board of Directors of Dow Chemical, the parent of DHRI, and the Board of Directors of DHRI, shall have authorized and approved this transaction and shall have authorized Dow Chemical and DHRI to enter into this Agreement.

         7.6. TERMINATION OF EXISTING AGREEMENTS. The agreements referred to in SECTION 5.1 shall have been terminated.

         7.7. APPROVAL OF CHANGES. If Buyer shall have updated and revised its representations and warranties prior to the Closing as provided in SECTION 5.2, Sellers at its sole discretion, shall have approved and accepted in writing all material changes, if any, made by Buyer in its representations and warranties set forth in ARTICLE III.

                                  ARTICLE VIII

                                  THE CLOSING

         8.1. THE CLOSING. For purposes hereof, the term "CLOSING" means the time and place at which the transactions contemplated hereby will be consummated after satisfaction or express waiver of the conditions set forth in ARTICLES VI and VII of this Agreement.

         8.2. TIME, DATE AND PLACE OF CLOSING. The Closing will commence at 11:00 a.m. (Houston, Texas Time) on November 16, 1994, or such other date as may be mutually agreed upon by Sellers and Buyer (the "CLOSING DATE"). The Closing will take place at the offices of Buyer, Suite 300, 1775 St. James Place, Houston, Texas, and the Closing will be deemed to be effective as of 12:01 a.m., Houston, Texas Time on the Closing Date (the "CLOSING TIME").

         8.3.    TRANSFER OF TITLE; RISK OF LOSS.

                 (a) Title to the Dow Vessels and the rights under the Charters which are subleased by or assigned to Buyer shall pass to Buyer on the Closing Date at the Closing Time. If at any time prior to the Closing Time any of the Dow Vessels shall have been lost, actually or constructively, Buyer shall be entitled to reduce the purchase price by an amount equal to the value of such lost Dow Vessel(s) listed in EXHIBIT 1.1(B) hereto. All Vessels shall be delivered to Buyer wherever they are located at the Closing Time, and risk of loss thereafter shall be that of Buyer.

                 (b) The rights under the respective Additional Dow Charters with respect to Additional Dow Chartered Vessels which have been inspected and accepted by Buyer pursuant to SECTION 1.11 which are assigned by Sellers to Buyer shall pass to Buyer as of the Delivery Time which shall be specified in the Additional Assignment executed and delivered pursuant to SECTION 9.1.

         8.4. BUYER'S OBLIGATION AT THE CLOSING. At the Closing Buyer will, as a further condition to Closing, deliver to Sellers the following:

                 (a) a certificate in the form of EXHIBIT 8.4(A) attached hereto, dated as of the Closing Date, duly executed by the President or Vice President of Buyer certifying as to the matters set forth in SECTIONS 7.2 AND 7.3.

                 (b) payment of the amount specified in SECTION 1.7 hereof as the Purchase Price due on the Closing Date;

                 (c) an executed Sublease with respect to each Dow Chartered Vessels which are to be subleased by Buyer, in substantially the form attached hereto as EXHIBIT 1.3(A), or an executed Assignment with respect to each Charter and Dow Chartered Vessels, pursuant to which Buyer assumes the obligation of Dow Chemical or DHRI, as the case may be, of the Charters as of the Closing Time on the Closing Date, in substantially the form attached hereto as EXHIBIT 1.3(B);

                 (d) the Transportation Services Contract between Dixie Marine and Dow Chemical in the form and substance attached hereto as
         EXHIBIT 1.6, duly executed by Buyer; and

                 (e) evidence of termination of the agreements referred to in SECTION 5.1.

                 (f) Assignment from DHRI to Buyer of the Charter of the DC-515 by DHRI to Hollywood Marine, Inc., such assignment to be substantially in the form attached hereto as EXHIBIT 1.3(C), and duly executed by Buyer.

         8.5. SELLERS' OBLIGATION AT THE CLOSING. At the Closing, Seller will, as a further condition to Closing, deliver to the Buyer the following:

                 (a) certificates in the form of EXHIBIT 8.5(A) attached hereto, dated as of the Closing Date, duly executed by a properly authorized Sellers' representative of each of Sellers certifying as to the matters set forth in SECTIONS 6.1 AND 6.2.

                 (b) all duly executed and acknowledged duplicate Bills of Sale (Form CG-1340) (in substantially the form attached hereto as EXHIBIT 8.5(B)), conveyances, assignments and other documents and instruments, all of which shall be in form and substance satisfactory to Buyer, necessary to effectuate the transfer of ownership of the Dow Vessels to Buyer as herein contemplated;

                 (c) an executed Sublease with respect to each Dow Chartered Vessel which are to be subleased by Buyer in substantially the form attached hereto as EXHIBIT 1.3 (A), or an executed Assignment with respect to each Charter and Dow Chartered Vessel pursuant to which Sellers assign their interests in such Charters to Buyer as of the Closing Time on the Closing Date, and Buyer assumes the obligation of Dow Chemical or DHRI, as the case may be, of the Charters as of the Closing Time on the Closing Date, in substantially the form attached hereto as EXHIBIT 1.3(B).

                 (d) possession of the Acquired Assets, except the Additional Dow Chartered Vessels;

                 (e) for each Vessel other than (i) the five (5) vessels which are identified in EXHIBIT 1.1(B) hereto as being without Certificate of Inspection, and (ii) the Leviticus, Pacesetter, Old Push, Delta Diamond 9 and Delta Diamond 10, a copy of the current and unimpaired Certificate of Inspection issued by the U.S. Coast Guard, and for each documented Dow Vessel (i) U.S. Coast Guard Certificate of Ownership (Form CG-1330) bearing a date not more than thirty (30) days prior to the Closing Date and showing no mortgages, liens or encumbrances of record and (ii) the original Certificate of Documentation (Form CG-1270);

                 (f) the Transportation Services Contract between Buyer and Dow Chemical in the form attached hereto as EXHIBIT 1.6 duly executed by Dow Chemical;

                 (g) Sellers shall assign to Buyer all of Sellers' rights under any warranties or guaranties relating to any of the Acquired Assets to the extent that such rights are assignable, and Sellers shall use reasonable efforts to assist Buyer to realize the benefits of such warranties or guaranties; and

                 (h) authorization and agreement of Sellers for termination of the agreements referred to in SECTION 5.1.

                 (i) Assignment from DHRI to Buyer of the Charter of the DC-515 by DHRI to Hollywood Marine, Inc., such assignment to be substantially in the form attached hereto as EXHIBIT 1.3(C), and duly executed by DHRI.

                                   ARTICLE IX

                             ACTIONS AFTER CLOSING

         9.1. ADDITIONAL DOW CHARTERED VESSELS. After the Closing, upon completion of the inspection of each Additional Dow Chartered Vessel pursuant to SECTION 1.11 which is accepted by Buyer, Sellers and Buyer shall forthwith execute and deliver an Additional Assignment with respect to the Additional Dow Charter and Additional Dow Chartered Vessel pursuant to which Sellers assign their interests in such Additional Dow Charter to Buyer as of the Delivery Time (which shall be specified in such Additional Assignment) and Buyer assumes the obligation of Dow Chemical or DHRI, as the case may be, of such Additional Dow Charter as of said Delivery Time, in substantially the form attached hereto as
EXHIBIT 1.3(C). Sellers shall deliver possession of such Additional Dow Chartered Vessel to Buyer at the Delivery Time and Sellers shall also deliver to Buyer a copy of the current and unimpaired Certificate of Inspection issued by the U.S. Coast Guard.

         9.2. FURTHER CONVEYANCES. After the Closing, Sellers will, without further cost or expense to, or consideration of any nature from Buyer, execute and deliver, or cause to be executed and delivered, to Buyer, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as Buyer may reasonably request as more completely to sell, transfer and assign to and fully vest in Buyer, ownership or leasehold interests of the Acquired Assets and otherwise consummate the transaction contemplated by this Agreement.

         9.3. FURTHER CONSENTS TO ASSIGNMENT. With respect to those consents to or approvals of assignments of Charters or other leases or contracts (or an effective waiver thereof) which are not obtained on or prior to the Closing Date and as to which Buyer nevertheless (at its sole option and election) elects to proceed with the Closing:

                 (a) at the written request therefor by Buyer after Closing, the parties will make all reasonable efforts to obtain such consent assignment or approval (or an effective waiver thereof); and

                 (b) if the parties are unable to obtain such consents or approvals, or an effective waiver thereof, Sellers will cooperate with Buyer in entering into and effecting any reasonable arrangement designed to provide Buyer with the benefit of Sellers' rights under or pursuant to such items, including enforcement (at Buyer's expense which shall not include any expenses of Sellers' personnel but only out of pocket expenses) of any and all rights of Sellers against any other party as Buyer may reasonably request.

                 Sellers will not be obligated to pay any additional consideration in order to obtain any consent or approval, or effective waiver thereof, pursuant to this SECTION 9.3. Sellers will cooperate with Buyer in obtaining any required consent or approval, or an effective waiver thereof. Buyer will pay or reimburse Sellers for all amounts paid by Sellers with Buyer's prior approval in order to obtain such consent or approval, or an effective waiver thereof.

         9.4. BOOKS AND RECORDS; PERSONNEL. For a period of five (5) years from the Closing Date (or such longer period as may be required by any governmental agency or requested by Sellers or Buyer in connection with disputes or litigation):

                 (a) Buyer shall neither dispose of nor destroy any books and records relating to the Acquired Assets which were delivered by Sellers to Buyer without first offering to turn over possession thereof to Sellers by written notice to Sellers at least thirty days prior to the proposed date of such disposition or destruction.

                 (b) Buyer shall allow Sellers and their agents access to all books and records which were delivered by Sellers to Buyer during normal working hours at Buyer's principal places of business or at any location where any books and records are stored, and Sellers shall have the right, at its own expense, to make copies of any books and records; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Buyer's business subject to the safety and security procedures of Buyer.

                 (c) Buyer shall make available to Sellers upon written request (i) copies of any books and records received from Sellers relating to the Acquired Assets, (ii) Buyer's personnel to assist Sellers in locating and obtaining any such books and records, and
         (iii) any of Buyer's personnel whose assistance or participation is reasonably required by Sellers in anticipation of, or preparation for, existing or future litigation, tax returns or other matters in which Sellers are involved. Sellers shall reimburse Buyers for the reasonable out-of-pocket expenses (excluding expenses of Buyer's personnel) incurred by Buyer in performing the covenants contained in this SECTION 9.4(C).

                 (d) Sellers shall allow Buyer and its agents access to all books and records relating to the Acquired Assets during normal working hours at Sellers' principal places of business or at any location where any books and records are stored, and Buyer shall have the right, at its own expense, to make copies of any books and records; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Sellers' business and shall be (i) subject to the safety and security procedures of Sellers, and (ii) information regarding third parties which Sellers are required to keep confidential.

                 (e) Sellers shall make available to Buyer upon written request (i) copies of any books and record relating to the Acquired Assets (excluding information regarding third parties which Sellers are required to keep confidential), (ii) Sellers' personnel to assist Buyer in locating and obtaining any books and records, and (iii) any of Sellers' personnel whose assistance or participation is reasonably required by Buyer in anticipation of, or preparation for, matters in which Sellers are involved. Buyer shall reimburse Sellers for the reasonable out-of- pocket expenses (excluding expenses of Sellers' personnel) incurred by Sellers in performing the covenants contained in this SECTION 9.4(E).

                 (f) For purposes of this SECTION 9.4, books and records shall mean files, journals, and the like relating to the Acquired Assets but specifically excluding corporate minute books, tax returns, bank statements, accounting records and invoices.

         9.5. REDOCUMENTATION OF VESSELS. Immediately following the Closing, the Buyer shall surrender to the U.S. Coast Guard the Certificates of Documentation (Form CG-1270) for each of the documented Dow Vessels. Sellers shall execute and deliver such documents as shall be necessary to enable Buyers to redocument the Dow Vessels in its name with a coastwise endorsement.

         9.6. FINANCIAL STATEMENTS. If Kirby Corporation, the parent of Buyer, is required to include financial or other information of Sellers relating to the Acquired Assets in filings pursuant to the Securities Exchange Act of 1934, as amended (the "'34 ACT"), Sellers will assist Buyer and Sellers will, at the cost and expense of Buyer, allow Buyer to audit the necessary records of Sellers related to the Acquired Assets for the purpose of obtaining financial information to enable Kirby Corporation, to make necessary filings under the '34 Act. Sellers agree to cooperate with Buyer and its auditors in making available such books and records. Such audited records shall be without any representation or warranty either express or implied, by either of Sellers to Buyer or Kirby Corporation. All such audits shall be subject to the safety and security procedures of Sellers.

         9.7. EMPLOYEES OF SELLERS. Sellers will comply with all applicable laws, and rules and regulations thereunder, relating to Sellers' employees whose work has been related to the Acquired Assets, including, but not limited to, plant closings laws and applicable COBRA requirements, and shall maintain for a reasonable period following the Closing Time one or more group health plans in which any such employee of the Sellers who is terminated as a result of the transaction may exercise continuation coverage rights, and shall give the notice required by COBRA to each such employee and applicable beneficiary of their right to exercise such continuation coverage rights with respect to such plan(s). Additionally, Buyer shall have no responsibility or liability with respect to benefits which have accrued or been promised to any of Sellers' employees, either under an employee benefit plan, as defined in the Employee

Retirement Income Security Act of 1974, as amended ("ERISA"), of Sellers or with respect to claims with respect to workers compensation laws, the Jones Act or general maritime law arising out of or resulting from injuries sustained in whole or in part on or before the Closing Time, and provided further that it is the understanding and intention of Sellers and Buyer that, to the maximum extent permitted under applicable law, none of the group health plans maintained by Buyer shall constitute a successor plan(s) to Sellers' group health plan(s), and that Buyer is not a successor employer with respect to Sellers' group health plans, nor are Sellers a predecessor employer with respect to Buyer's group health plan(s).

         9.8. PURCHASE OF DOW CHARTERED VESSELS. With respect to the Dow Chartered Vessels, at the Closing Buyer has either (i) taken an Assignment of the Charters, or (ii) subleased the Dow Chartered Vessels. Sellers understand that Buyer desires to purchase the Dow Chartered Vessels and Sellers agree to use their best efforts to facilitate the purchase of the Dow Chartered Vessels by Buyer from the owner thereof on terms acceptable to Buyer and Seller.

                                   ARTICLE X

                                   INDEMNITY

         10.1. INDEMNIFICATION BY SELLERS. EXCEPT FOR ANY CONTRACTS OR AGREEMENTS BETWEEN BUYER AND SELLERS OTHER THAN THIS AGREEMENT NOW OR HEREAFTER ENTERED INTO, INCLUDING, BUT NOT LIMITED TO, THE TRANSPORTATION CONTRACT, OR EVENTS OR OCCURRENCES THEREUNDER OR IN CONNECTION THEREWITH, SELLERS AGREE THAT THEY, JOINTLY AND SEVERALLY, WILL INDEMNIFY THE BUYER AND WILL HOLD IT AND ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS AND THE DOW VESSELS AND DOW CHARTERED VESSELS "IN REM" HARMLESS FROM AND AGAINST ALL CLAIMS, LOSSES, LIABILITIES, PENALTIES, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) CAUSED BY OR ARISING OUT OF (1) ANY BREACH OF WARRANTY, COVENANT OR AGREEMENT OR INCORRECT OR ERRONEOUS REPRESENTATION OF THE SELLERS OR EITHER OF THEM CONTAINED HEREIN, IN ANY EXHIBIT HERETO, OR IN ANY DOCUMENT DELIVERED PURSUANT HERETO, (2) OPERATION OF THE DOW VESSELS OR DOW CHARTERED VESSELS, OR PERFORMANCE OF THE CHARTERS BY SELLERS WHICH ACCRUE OR RELATE TO AN EVENT OR OCCURRENCE PRIOR TO THE CLOSING TIME, (3) ANY EVENT OR OCCURRENCE PRIOR TO THE CLOSING TIME, SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, VIOLATION OF ANY ENVIRONMENTAL LAWS INVOLVING ANY DOW VESSEL OR DOW CHARTERED VESSELS, OR (4) THE EXCLUDED LIABILITIES, WHETHER OR NOT CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY OF BUYER. IN THE EVENT OF CONFLICT BETWEEN THIS AGREEMENT AND THE TRANSPORTATION CONTRACT, THE TRANSPORTATION CONTRACT SHALL BE CONTROLLING.

         10.2. INDEMNIFICATION BY BUYER. EXCEPT FOR ANY CONTRACTS OR AGREEMENTS BETWEEN BUYER AND SELLERS OTHER THAN THIS AGREEMENT NOW OR HEREAFTER ENTERED INTO, INCLUDING, BUT NOT LIMITED TO, THE TRANSPORTATION CONTRACT, OR EVENTS OR OCCURRENCES THEREUNDER OR IN CONNECTION THEREWITH, BUYER AGREES THAT IT WILL INDEMNIFY EACH OF THE SELLERS AND WILL HOLD THEM AND THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST ALL CLAIMS, LOSSES, LIABILITIES, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
FEES) CAUSED BY OR ARISING OUT OF (1) ANY BREACH OF WARRANTY, COVENANT OR AGREEMENT OR INCORRECT

OR ERRONEOUS REPRESENTATION OF THE BUYER CONTAINED HEREIN, IN ANY EXHIBIT HERETO, OR IN ANY DOCUMENT DELIVERED PURSUANT HERETO, OR (2) OPERATION OF THE DOW VESSELS OR DOW CHARTERED VESSELS, OR PERFORMANCE OF THE CHARTERS OR SUBLEASE OF THE DOW CHARTERED VESSELS BY BUYER WHICH ACCRUE OR RELATE TO AN EVENT OR OCCURRENCE AFTER THE CLOSING TIME, OR (3) ANY EVENT OR OCCURRENCE AFTER THE CLOSING TIME, SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, VIOLATION OF ANY ENVIRONMENTAL LAWS, INVOLVING ANY DOW VESSEL OR DOW CHARTERED VESSEL, OR
(4) THE ASSUMED LIABILITIES, WHETHER OR NOT CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY OF SELLER. IN THE EVENT OF CONFLICT BETWEEN THIS AGREEMENT AND THE TRANSPORTATION CONTRACT, THE TRANSPORTATION CONTRACT SHALL BE CONTROLLING.

         10.3. INDEMNITY PROCEDURES. Promptly after receipt by either party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstance which would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation pursuant to the indemnity in SECTION
10.1 and SECTION 10.2 (an "ASSERTED LIABILITY") that may result in a loss, the Indemnitee shall give notice thereof (the "CLAIMS NOTICE") to the other party hereto (the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the loss that has been or may be suffered by the Indemnitee.

         The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability and if it does so, the Indemnifying Party shall have the right to make all judgments and decisions in respect of the handling of the defense of such Asserted Liability subject to the provisions of this SECTION 10.3. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, as required by and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise of defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability without waiving or otherwise affecting its rights under this ARTICLE X. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise (including any settlement or compromise involving non-monetary consideration or equitable relief) any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld.
In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available at the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

         10.4. LIMITATION. The liability of an Indemnifying Party to the Indemnitee shall be limited to actual damages, losses, liabilities, costs and expenses and shall not include special, incidental, consequential, lost profits, business interruption and or punitive damages of the Indemnitee.





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
                                   ARTICLE XI

                                  TERMINATION

         11.1. TERMINATION. This Agreement may be terminated and the transaction may be abandoned at any time prior to the Closing Time:

                 (a)      by mutual consent of Buyer and the Sellers;

                 (b) by Buyer, if (i) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Sellers which breach shall not have been cured prior to the earlier of (a) 10 days following notice of such breach and (b) the Closing Date; or (ii) any permanent injunction or other order of a court or other competent Governmental Entity preventing the consummation of the transaction shall have become final and nonappealable;

                 (c) by Sellers if (i) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Buyer which breach shall not have been cured prior to the earlier of (a) 10 days following notice of such breach and (b) the Closing Date; or (ii) any permanent injunction or other order of a court or other competent Governmental Entity preventing the consummation of the transaction shall have become final and nonappealable;

                 (d) by Buyer or Sellers if the transaction shall not have been consummated by December 31, 1994; provided, that the right to terminate this Agreement under this SECTION 11.1(D) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has been the cause of or resulted in the failure of the transaction to occur on or before such date;

                 (e) by Buyer or Sellers if there shall have been any material adverse changes in Acquired Assets (including loss or damage to Vessels) or financial condition of any of the Sellers or Buyer since the date of this Agreement and if there has been any occurrence that has or might in the future result in any material change in the inland liquid bulk transportation requirements of Sellers.

         11.2. EFFECT OF TERMINATION. In the event of a termination of this Agreement by either Buyer or Sellers as provided in SECTION 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of Buyer or Sellers or their respective officers, directors or stockholders, except (i) pursuant to the covenants and agreements contained in SECTION 12.4, SECTION 12.8 and this
SECTION 11.2 and (ii) to the extent that such termination results from the willful material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have a right to recover its actual damages caused thereby,





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
excluding all special, incidental, consequential, lost profits, business interruption and/or punitive damages.

         11.3. EXTENSION; WAIVER. At any time prior to the Closing, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.

                                  ARTICLE XII

                                 MISCELLANEOUS

         12.1. PRORATION OF TAXES. Any ad valorem taxes for the year 1994 attributable to the Acquired Assets shall be prorated between Buyer and Sellers as of the Closing Date. If the Closing Date occurs before the tax rate on any of the Acquired Assets is fixed for the current year, the apportionment of the taxes shall be on the basis of the tax rate for the preceding year applied to the latest assessed valuation. Any difference from ad valorem taxes for 1994 actually paid by Buyer shall be adjusted between Buyer and Seller upon receipt by Seller of written evidence of payment thereof. Additionally, waterway use taxes shall be prorated between Buyer and Seller as of the Closing Date.

         12.2. SALES TAXES. Buyer and Sellers agree that the Acquired Assets constitute an identifiable segment of the business of Sellers and that this transaction is exempt from Texas sales or use tax as an occasional sale (Sec.
151.304 Texas Revised Civil Statutes). Buyer agrees to indemnify Sellers with respect to any Texas sales or use tax or any other state sales or use tax that might be applicable to the sale, but not the assignment or sublease, as the case may be, of the Acquired Assets. Sellers agree to indemnify the Buyer with respect to any Texas sales or use tax or any other State sales or use tax that might be applicable to the assignment or sublease, as the case may be, but not the sale of the Acquired Assets.

         12.3. NO BROKERS. Each party represents that it has not dealt with or engaged any broker or other parties in connection with the transactions contemplated by this Agreement which would entitle such broker or other parties to a commission or fee.

         12.4. EXPENSES. Sellers shall bear all costs and expenses incurred by them in connection with the negotiation, execution and performance of this Agreement, and Buyer shall bear all costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement. Buyer will pay any U.S. Coast Guard and other filing fees relating to the cost of redocumentation, transferring or mortgaging or any other collateral documents relating to the Vessels or Additional Dow Chartered Vessels.





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
         12.5. ASSIGNMENT AND BINDING EFFECT. Buyer may assign this Agreement to any company that controls or is controlled by or under common control with Buyer, provided that such assignee shall be a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended. Except as provided in the preceding sentence, this Agreement shall not be assignable by either Sellers or Buyer without the prior written consent of the other. In the event of any assignment of this Agreement, the assignor shall remain fully and primarily liable for the performance of its obligations hereunder. Subject to the foregoing provisions, this Agreement shall be binding on and shall benefit the successors and assigns of the parties.

         12.6. INTERPRETATION OF AGREEMENT. There are no agreements, warranties, or representations, express or implied, except those expressly set forth herein or in the Exhibits hereto. Except as otherwise provided herein, all representations and warranties contained in this Agreement shall apply as of the Closing Date and a breach thereof shall survive the Closing, whether or not such representations and warranties are contained in any document delivered pursuant to this Agreement.

         12.7. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be treated as having been duly given if delivered by hand, or upon receipt if mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

                 (a)      If to the Sellers, to

                                  The Dow Chemical Company and/or
                                  Dow Hydrocarbons and Resources Inc.
                                  400 West Sam Houston Parkway South
                                  Houston, Texas  77042-1299
                                  Attention:  Mr. Douglas Gallier

                 (b)      If to the Buyer, to

                                  Dixie Marine, Inc.
                                  1775 St. James Place
                                  P. O. Box 1537
                                  Houston, Texas  77251
                                  Attention:  Mr. Brian K. Harrington

                          With a copy to

                                  Henry Gilchrist, Esq.
                                  Jenkens & Gilchrist, P.C.
                                  Suite 3200, 1445 Ross Avenue
                                  Dallas, Texas  75202-2799






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
or to such other address as shall be furnished in writing by Sellers or Buyer.

         12.8. CONFIDENTIALITY. Except to the extent required to disclose by reason of applicable laws, governmental orders, rules or regulations or applicable provisions of a stock exchange, the contents of this Agreement shall not be disclosed to any third party without the prior written consent of the other parties; provided that, without such consent, each party shall have the right to disclose the contents of this Agreement for business purposes to its parent and other affiliated companies, to counsel retained by such entities, and to their independent public accounting firms.

         12.9. ARBITRATION. Except for matters relating to condition of any Vessel or Additional Dow Chartered Vessel or cost of repair, which shall be resolved as provided in SECTION 1.10, and the Purchase Price Adjustment which shall be resolved as provided in SECTION 1.7, any disputes, claims or controversies connected with, arising out of or related to this Agreement and the rights and obligations herein, or the breach, validity, existence or termination thereof shall be settled by arbitration in Houston, Texas and any award issued pursuant to such arbitration may be enforced in any court of competent jurisdiction. Either party may commence arbitration by serving written notice on the other party designating the issues(s) to be arbitrated and the specific provisions of this Agreement under which such issues arose. Representatives from Sellers and Buyer shall meet for the purpose of jointly selecting an arbitrator within five (5) days after either party receives such notice of arbitration. If no arbitrator has been selected within five (5) days after receipt of such notice of arbitration, then each party shall within the next five (5) days appoint on arbitrator. These two arbitrators shall then select a third arbitrator who shall act as chairperson of the panel. If, within the next five (5) days, the two arbitrators so selected have not selected a third arbitrator, either party may request the Judicial Arbitration & Mediation Services, Houston, Texas (or any successor or other comparable entity) to select the third arbitrator. Failure of either party to select an arbitrator within the prescribed five (5) day period shall constitute a waiver of that right and arbitration shall proceed with the single arbitrator selected by the other party. With respect to any and all disputes arising under this Agreement the arbitrator(s) selected by Seller and Buyer shall be commercial persons; however, the chairperson, if any, shall be a lawyer member of the Maritime Law Association of the United States, admitted to practice in the United States District Court for the Southern District of Texas. The decision or award by a majority of the panel of arbitrators, or the single arbitrator if arbitration proceeds without a panel, shall be final and binding upon both parties. Any such arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force. The arbitrator or panel of arbitrators shall be bound by the provisions of this Agreement and shall have no authority to modify such provisions in any manner. The arbitrator or panel of arbitrators, as the case may be may grant any remedy or relief they deem just and equitable within the scope of the Agreement, including interest on any award, EXCEPTING, however, special, incidental or consequential damages, including, but not limited to, lost profits, business interruption, attorneys fees and punitive damages of either party to this Agreement. The arbitrator(s) must commence the arbitration hearing within thirty (30) days of the selection of the arbitrator(s) and must render an award within thirty (30) days of the close of the hearing, unless such time is mutually extended by Sellers and Buyer.





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
         12.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

         12.11. HEADINGS. Headings of the articles and sections of this Agreement are used for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         12.12. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto and may not be modified or amended except in writing signed by all parties hereto.

         12.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         12.14. LETTER OF INTENT. That certain Letter of Intent dated June 30, 1994, executed by Dow Chemical and Dixie Marine is superseded and replaced in this entirety by this Agreement and shall be of no further force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate as of the date first written above.


                            THE DOW CHEMICAL COMPANY


                            By:
                                 --------------------------------------
                                     Its
                                        -------------------------------


                            DOW HYDROCARBONS AND RESOURCES INC.


                            By:
                                 --------------------------------------
                                     Its
                                        -------------------------------


                            DIXIE MARINE, INC.


                            By:
                                 --------------------------------------
                                     Its
                                         ------------------------------






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